Exhibit 10.42

TWENTIETH AMENDMENT TO

GENERAL CREDIT AND SECURITY AGREEMENT

(A Fifteenth Amendment does not exist)

THIS AGREEMENT, dated and effective as of September 21, 2007, between SPECTRUM Commercial Services Company, a Minnesota Corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425 (herein called “Lender” or “SCS”), and Appliance Recycling Centers of America, Inc., a Minnesota corporation, having the mailing address and principal place of business at 7400 Excelsior Boulevard, Minneapolis, MN 55426, (herein called “Borrower”), amends that certain General Credit and Security Agreement dated August 30, 1996, (“Credit Agreement”) as amended.  Where the provisions of this Agreement conflict with the Credit Agreement, the intent of this Agreement shall control.

1.               The definition of “Maximum Principal Amount” under paragraph 2 of the Credit Agreement is hereby deleted and replaced with the following:

Maximum Principal Amount shall mean, at any date, Fourteen Million and No/100ths Dollars ($14,000,000), less Eighty percent (80%) of the amount of issued but unpaid financing authorizations issued by Lender in favor of Whirlpool Corporation, less Fifty percent (50%) of the amount of issued but unpaid financing authorizations issued by Lender in favor of General Electric Company, GE Appliances or any other company.

2.               As an origination fee for this amendment, Borrower will pay to SPECTRUM the sum of $5,000.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM COMMERCIAL SERVICES COMPANY	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By	By
Steven I. Lowenthal, Co-CEO	Edward R. Cameron, CEO

REAFFIRMATION

Of Edward R. Cameron

The undersigned, Edward R. “Jack” Cameron, hereby reaffirms all of the terms of the Support Agreement issued by him in favor of SPECTRUM Commercial Services Company (including its participants and assigns) and dated as of December 29, 2004, and acknowledges that such agreement is in full force and effect according to its terms.  The undersigned understands and acknowledges that this Reaffirmation is required by SPECTRUM Commercial Services Company as a condition to the execution of the Twentieth Amendment to the General Credit and Security Agreement between Appliance Recycling Centers of America, Inc. and SPECTRUM Commercial Services Company.

Dated as of: September , 2007
Edward R. Cameron